Exhibit 10.16

महाराष्ट्र शासन

GOVERNMENT OF MAHARASHTRA

ई-सुरक्षित बँक व कोषागार पावती

e-SECURED BANK & TREASURY RECEIPT (e-SBTR)

16270899865980

Bank/Branch: IBKL - 6910218/CHEMBUR
Pmt Txn id : 682885967
Pmt DtTime : 20-MAR-2020@14:09:08
ChallanIdNo: 69103332020032050223
District : 7101-MUMBAI

Stationery No: 16270899865980
Print DtTime : 20-MAR-2020 14:18:48
GRAS GRN : MH013715253201920S
Office Name : IGR182-BOM1_MUMBAI CITY
GRN Date : 20-Mar-2020@14:09:08

StDuty Schm: 0030045501-75/STAMP DUTY
StDuty Amt : R 1,700/- (Rs One, Seven Zero Zero only)

RgnFee Schm: 0030063301-70/Registration Fees
RgnFee Amt : R 0/- (Rs Zero only)

Article : 5(h)(A)(iv)--Agreement creating right and having monetary value
Prop Mvblty: N.A. Consideration: R 1,67,03,742/-
Prop Descr : STAMP DUTY ON SHARE PURCHASE AGREEMENT

Duty Payer: PAN-AAHCP7917M,PULSE SECURE TECHNOLOHIES INDIA PVT LTD

Other Party: PAN-AAKCA0949D,AERIES TECHNOLOGY GROUP PRIVATE LIMITED

Bank official1 Name & Signature

31/05

आईडीबीआई बँक लि. चेंबूर शाखा Sol 018 IDBI BANK LTD. Sol 018 CHEMBUR BRANCH

Bank official2 Name & Signature
--- --- Space for customer/office use - - - Please write below this line --- ---

e-SBTR IS VALID UPTO SIX MONTHS FROM THE DATE OF PAYMENT.

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SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT is made and executed at Mumbai on this 20th day of March, 2020.

BY AND BETWEEN

AERIES TECHNOLOGY GROUP PRIVATE LIMITED, a company incorporated and registered under the provisions of the Companies Act, 1956 having its registered office at 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai, Maharashtra, India 400025, represented by its Authorised Representative, Mr. Yogi Sadana, (hereinafter referred to as “Transferor”) (which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors in title and assigns) of the FIRST PART.

AND

PULSE SECURE TECHNOLOGIES (INDIA) PRIVATE LIMITED, a company incorporated and registered under the provisions of the Companies Act, 2013 having its registered office at 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai, Maharashtra, India 400025, represented by its Director, Mr. Sudhir Appukuttan Panikassery, hereinafter referred to as the “Transferee” (which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors in title and assigns) of the SECOND PART.

AND

AERIES TECHNOLOGY SOLUTIONS, INC., a company incorporated under the laws of North Carolina having its office at 5000 Centregreen way, STTE 500, Cary NC, 27513, USA., represented by its Authorised Representative, Mr. Bhisham Khare, (hereinafter referred to as “Company” (which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors in title and assigns) of the THIRD PART.

WHEREAS:-

(A)

The Transferor is the registered and the beneficial owner of 10,000 (Ten Thousand) fully paid shares common stock of $1/- (USD One Only) each in the Company, representing 100% of the common stock of Company, more particularly described in the Schedule-I of the Agreement.

(B)

The Transferor proposes to sale 10,000 (Nine Thousand Nine Hundred Ninety Nine) fully paid Equity Shares, more particularly described in the Schedule-I of the Agreement hereinafter referred to as the “Sale Shares”.

(C)

The Transferee is desirous of purchasing 10,000 (Ten Thousand) fully paid shares common stock of $1/- (USD One Only) each of the Company held by the Transferor, with an intention to obtain ownership and management control of the Company more particularly described in Schedule I and other terms and conditions set out herein by the Transferor.

(D)

Subject to the receipts of all the Approvals and Consents described in Clause 2 below, the Transferors have agreed to sell the Sale Shares to the Transferee and relying on the representations and warranties given by the Transferor, the Transferee has agreed to purchase the Sale Shares at the price and subject to and upon the terms and conditions herein contained.

(E)	The parties are desirous of recording the terms agreed upon amongst them for the acquisition by the Transferee of the Sale Shares of the Transferor in the Company.

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.	REPRESENTATIONS AND WARRANTIES

1.1

The Transferor and Transferee represent and warrant that the recitals as mentioned above pertaining to the respective parties are true and correct. The recitals shall be construed to be part and parcel of this agreement.

1.2	The Transferor hereby represents and warrants to the Transferees that:

A.

The Transferor is the registered and the beneficial owner of 10,000 (Ten Thousand) fully paid shares common stock of $1/- (USD One Only) each in the Company, representing 100% and 0.01% of the common stock of Company;

B.

The First Transferor is a private limited company incorporated under the Companies Act, 1956. A true and complete copy of the Certificate of incorporation and PAN are enclosed as Annexure A of this Agreement;

C.

The Transferor comply, in all respect with all applicable laws whether central, state or local including rules, regulations etc. made there under, if any, relating to ownership and operation of its properties and the conduct of its business and has not received any notice of any alleged non-compliances under any existing law in India.

D.	The Transferor has not established or maintained any unrecorded fund or asset for any purpose or made any false entries on any books or record for any purposes whatsoever.

E.

The Transferor has full power to enter into and perform this Agreement and have where appropriate, taken all necessary corporate action and the permissions for the execution hereof and this Agreement constitutes when executed, the valid and binding obligations on the Transferor in accordance with its terms;

F.

The Transferor possesses good, valid and encumbrances free title to the Sale Shares and is at liberty to sell the same; and same are free from all charges, obligations, liens or any other encumbrances etc;

1.3	The Transferee represents and warrants to and with the Transferor that: -

A.

The Transferee is a private limited company incorporated under the Companies Act, 2013. A true and complete copy of the Certificate of incorporation and PAN are enclosed as Annexure B of this Agreement;

B.

the Transferee has full power to enter into and perform this Agreement and have where appropriate, taken all necessary corporate actions for the execution hereof and this Agreement constitutes when executed the valid and binding obligations of the Transferees in accordance with its terms;

C.	the Transferee has the necessary financial resources to complete this agreement; and

D.

The Transferor shall be liable for a period of 10 (Ten) years, for any claim or liability of any nature whatsoever (including charge, complaint, action, suit proceeding, hearing, investigation, claim or demand giving rise to any liability) arising post acquisition, related to the period prior to acquisition of the sale shares by the Transferee.

2.	CONDITION PRECEDENT

Subject to the fulfillment of all the conditions precedent mentioned herein above to the satisfaction of the Transferee, the Transferee hereby agrees to purchase and acquire from the Transferor the Sale Shares held by the Transferor in the Company, free from all encumbrances, charges, liens and claims at the price and on the terms and conditions and manner as recorded herein on completion of the respective obligations mentioned herein below to the satisfaction of the transferee by the Transferor and the Transferor hereby agrees to sell and transfer to the Transferee the Sale Shares in the manner mentioned herein below.

3.	PURCHASE CONSIDERATION, EXECUTION AND COMPLETION OF SALE AND PURCHASE OF SALES SHARES

3.1

The parties hereto hereby agree to do and execute and cause to be done and execute all such acts and deeds including signing and executing such documents and writings as may be required for fulfilling and completing fulfillment of their respective obligations under this Agreement, as may be required.

3.2

The parties shall complete the transaction on 25th March, 2020 after fulfillment of all condition precedents by the Transferors as mentioned in Clause 2 above to the satisfaction of the Transferees in the following manner: -

3.3	The parties shall complete the transaction in following stages:

A.

The Transferor shall transfer 10,000 (Ten Thousand Only) fully paid shares common stock of the Company at a consideration of USD 22.53 (US Dollar Twenty Two and Fifty Three Cents) per share to the Transferee

B.	The Transferee shall take the USD exchange rate as on 16th March, 2020 i.e. INR 74.14.

C.

In consideration of the Transfer of the Sale Shares to the Transferee pursuant to this Agreement, the Transferee shall pay total sum of Rs. 16,703,742/- (Rupees One Crore Sixty Seven Lakh Three Thousand Seven Hundred Forty Two Only) for acquiring 100% shareholding of the Company by way of bank transfers towards purchase consideration to Transferor.

3.4

The Transferee shall file Form ODI Part I with the AD bank for investment in the Company and the Transferor shall file Form ODI Part III with the AD bank for disinvestment from the Company within the stipulated timelines as per RBI.

3.5

The Transferees shall be deemed to have taken over effective control of the ownership and management of the Company on date when Transfer of Sale Shares as envisaged in clause 3.3 above takes place and Transferee shall become 100% shareholders of the Company with effect from such date.

4.	DEFAULT

If all the pre-conditions specified in clause 2 above are not fulfilled or if the obligations of the Parties specified in clauses 3 above are not fulfilled, either party shall be entitled to terminate this Agreement by giving to the other a notice in writing of their intention to do so and in case of such termination, all obligations of the parties hereunder shall cease and determine and neither party shall have any claim against the other.

5.	INDEMNITY

5.1	Nothing under this Agreement shall limit the liability of the Transferors for fraud or willful misconduct by the Transferors.

6.	ARBITRATION & JURISDICTION

6.1

If any dispute arises between the parties hereto during the subsistence of this Agreement or thereafter in connection with the validity, interpretation, implementation or any alleged breach of any provision of this Agreement or relating to any question with reference to or in connection with this agreement, including the question as to whether any termination of this Agreement by either party hereto has been legitimate, the parties hereto shall endeavor to settle such dispute amicably within 30 days from raising of the dispute by either of the parties.

6.2

In case the said dispute could not be resolved amicably within the said period of 30 days, then dispute shall be referred to a sole arbitrator or in case of disagreement as to the appointment of the sole arbitrator to three arbitrators, one of whom will be appointed by the Transferors and the second by the Transferees and the third presiding arbitrator shall be appointed by the two arbitrators. The arbitrators will give their award within six months from the date of reference of disputes to them. The award of the arbitrator shall be final and binding on the parties. The venue of the arbitration shall be at Mumbai. The parties shall comply with all the directions, orders and awards of the arbitrator(s).

6.3	The arbitration proceedings shall be governed by the Arbitration and Conciliation Act, 1996 or any statutory modification or re-enactment thereof.

6.4	The provisions of this Section shall survive termination of this Agreement.

6.5	It is agreed between the parties hereto that Courts in Mumbai alone shall have jurisdiction to entertain and try suits and other legal proceedings, if any, between the parties hereto.

7.	NOTICE

7.1

Any notice or other communication whatsoever to be made or given under this Agreement shall only be effective if it is in writing and sent to the Party concerned at below address or at the email address:

Attention:	ATG Legal
Address:	5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai, Maharashtra 400025
Phone:	[***]
E-mail:	[***]

7.2

Any of the parties hereto may, from time to time, change their address or representative for receipt of notices provided for in this Agreement by giving to the other not less than 7 days prior written notice.

8.	FORCE MAJEURE

No party shall be liable for its inability or delay in performing any of its obligations hereunder if such delay is caused by circumstances beyond the reasonable control of the party including delay caused through flood, riot, Act of God, lightning, civil commotion, storm, tempest and earthquake.

9.	WHOLE AGREEMENT

This agreement constitutes the whole agreement between the parties hereto and it is expressly declared that no variation hereof shall be effective unless made by the parties hereto in writing.

10.	TIME

Time wherever mentioned shall be of the essence of this Agreement.

11.	INTERPRETATION

11.1

In this Agreement unless there be something in the subject or context inconsistent herewith, words importing the singular or the masculine gender only include the plural number or the feminine gender and words importing persons include corporations and the expressions the “Transferee” and the “Transferor” include their respective successors-in-title, legal heirs and permitted assigns.

11.2	The captions are for convenience or reference only and shall not be used to construe or interpret this agreement.

12.	COSTS

The costs of and incidental to this agreement including the stamp fees for the registration of the Sale Shares shall be borne and paid by the Transferee. Each party shall however be responsible for and bear his/their own solicitors’ costs.

13.	BINDING EFFECT

This Agreement shall be binding upon the heirs, personal representative, successors-in-title and permitted assigns (as the case may be) of the Transferees. The liabilities, obligations and responsibilities of the Transferees arising out or in relation to this agreement shall be borne by the transferees respectively.

14.	FINALITY OF AGREEMENT

After completion of this Agreement, the parties hereby agree that subject to Clause 3, the Transferors shall not have any claim whatsoever against the Transferee.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first hereinabove written.

SIGNED AND DELIVERED FOR AND ON BEHALF OF TRANSFEROR
For Aeries Technology Group Private Limited	Witness:

/s/ Yogi Sadana	/s/ Priyanka Sharma
(Name): Yogi Sadana	(Name): Priyanka Sharma
(Title): Authorised Representative	(Address): 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai - 400025
Date: 20th March, 2020	Date: 20th March, 2020

SIGNED AND DELIVERED FOR AND ON BEHALF OF FIRST TRANSFEREE
For Pulse Secure Technologies (India) Private Limited	Witness:

/s/ Mr. Sudhir Appukuttan Panikassery	/s/ Vilma Fernandes
(Name): Mr. Sudhir Appukuttan Panikassery	(Name): Vilma Fernandes
(Title): Director	(Address): 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai - 400025
Date: 20th March, 2020	Date: 20th March, 2020

SIGNED AND DELIVERED FOR AND ON BEHALF OF COMPANY
For Aeries Technology Solutions, Inc.	Witness:

/s/ Bhisham Khare	/s/ Amrita Solanki
(Name): Bhisham Khare	(Name): Amrita Solanki
(Title): Authorised Representative	(Address): 5000 Centregreen way, STTE 500, Cary NC, 27513, USA
Date: 20th March, 2020	Date: 20th March, 2020

Schedule I

SHARES HELD BY

AERIES TECHNOLOGY GROUP PRIVATE LIMITED

IN

AERIES TECHNOLOGY SOLUTIONS, INC.

AND TO BE TRANSFERRED TO

PULSE SECURE TECHNOLOGIES (INDIA) PRIVATE LIMITED

Share Certificate No.	No of Shares common stock held	Face Value of Shares (USD)	Transfer Value of Shares (Rs.)
02	10,000	$ 1/-	16,703,742/-
	10,000		16,703,742/-